EXHIBIT 32.1
CERTIFICATION
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Hanmi Financial Corporation (the “Company”) on Form 10-Q for the three months ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sung Won Sohn, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents in all material respects the financial condition and result of operations of the Company.

Date: November 9, 2005	/s/ Sung Won Sohn, Ph.D.
Sung Won Sohn, Ph.D.
President and Chief Executive Officer

     A signed original of this written statement required by Section 906 has been provided to Hanmi Financial Corporation and will be retained by Hanmi Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.